Exhibit 99.1

PEOPLES SOUTHERN BANK

Financial Statements For the Years Ended

December 31, 2017 and 2016

PEOPLES SOUTHERN BANK

Table of Contents
For the Year Ended December 31, 2017 and 2016

Independent Auditor’s Report	1-2

Statements of Financial Condition	3

Statements of Income and Comprehensive Income	4-5

Statements of Changes in Shareholders’ Equity	6

Statements of Cash Flows	7

Notes to Financial Statements	8-28

* * * * * * *

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders Peoples Southern Bank

Report on the Financial Statements

We have audited the accompanying financial statements of Peoples Southern Bank, which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

1

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peoples Southern Bank as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Borland Benefield,
P.C. Birmingham,
Alabama March 22, 2018

PEOPLES SOUTHERN BANK

Statements of Financial Condition

	As of December 31,
	2017	2016
Assets
Cash and due from banks	$16,818,351	$13,926,947
Federal funds sold	3,543,000	3,041,000
Investment securities - available-for-sale	93,795,499	90,271,249
Investment securities - held-to-maturity	6,040,201	8,934,800
Investment in Federal Reserve Bank of Atlanta stock, at cost	45,400	45,400
Loans, net of unearned income and allowance for loan and lease losses	58,041,169	52,733,097
Premises and equipment, net	1,684,144	1,721,986
Accrued income receivable	713,527	693,371
Other assets, including other real estate	520,315	545,564
Total Assets	$181,201,606	$171,913,414
Liabilities and Shareholders' Equity
Liabilities Deposits
Demand deposits	$103,689,494	$96,214,209
Savings deposits	22,963,155	20,102,519
Other time deposits	31,513,250	32,763,958
Total deposits	158,165,899	149,080,686
Official checks outstanding	13,533	209,193
Accrued interest payable	25,273	21,485
Accrued expenses and other liabilities	122,959	75,144
Income taxes payable	78,306	69,000
Total Liabilities	158,405,970	149,455,508
Shareholders' Equity
Common stock - par value $10.00; 1,000 shares authorized; issued and outstanding	10,000	10,000
Additional paid in capital	1,273,826	1,273,826
Undivided surplus	21,969,698	21,320,366
Accumulated other comprehensive income: Unrealized losses on securities available-for-sale, net of tax benefit, $31,832 and tax benefit $10,170, respectively	(457,888)	(146,286)
Total Shareholders' Equity	22,795,636	22,457,906
Total Liabilities and Shareholders' Equity	$181,201,606	$171,913,414

See accompanying notes to financial statements.

PEOPLES SOUTHERN BANK

Statements of Income and Comprehensive Income

	For the Years Ended December 31,
	2017	2016
Interest Income
Interest and fees on loans	$3,143,203	$3,095,552
Interest and dividends on investment securities, net of amortization and accretion:
Taxable	1,419,198	1,098,626
Exempt from federal income tax	619,481	685,547
Total interest and dividends on investment securities	2,038,679	1,784,173
Total Interest Income	5,181,882	4,879,725
Interest Expense
Interest bearing checking accounts	116,160	113,772
Passbook accounts	44,319	38,710
Certificates of deposit	171,039	175,145
Total Interest Expense	331,518	327,627
Net interest income	4,850,364	4,552,098
Provision for loan losses and overdraft losses	(16,500)	77,000
Net interest income after provision for losses	4,833,864	4,629,098
Non-Interest Income/(Loss)
Other service charges and fees	1,042,808	1,095,106
Service charges on deposit accounts	220,440	223,868
Income on other investments	11,311	9,908
Gain on sale of securities	12,587	30,971
Total Other Income	$1,287,146	$1,359,853

See accompanying notes to financial statements.

PEOPLES SOUTHERN BANK

Statements of Income and Comprehensive Income (continued)

	For the Years Ended December 31,
	2017	2016
Non-Interest Expenses
Salaries and employee costs	$2,418,615	$2,323,432
Data processing	514,703	497,700
Occupancy	315,310	321,330
Other	212,790	245,264
Professional services, including investment services	178,150	224,710
ATM	201,466	173,582
Office, postage and courier	113,310	133,287
Federal and state insurance assessments	73,500	85,652
General insurance	54,596	52,367
Taxes and licenses	79,113	52,188
Dues, subscriptions and conferences	35,619	45,393
Total Other Expenses	4,197,172	4,154,905
Income before provision for income taxes	1,923,838	1,834,046
Provision for Income Taxes
Current provision	78,306	69,516
Total Provision for Income Taxes	78,306	69,516
Net Income	1,845,532	1,764,530
Other Comprehensive Income, Net of Tax:
Unrealized losses on securities available-for-sale arising during the year	(345,851)	(603,341)
Reclassification to net income	(12,587)	(30,971)
Other Comprehensive Income	(333,264)	(572,370)
Income tax related to other comprehensive income	(21,662)	(37,203)
Other Comprehensive Income, After Tax	(311,602)	(535,167)
Total Comprehensive Income	$1,533,930	$1,229,363

See accompanying notes to financial statements.

PEOPLES SOUTHERN BANK

Statements of Changes in Shareholders' Equity

For the Years Ended December 31, 2017 and 2016

				Accumulated Other
		Additional		Comprehensive	Total
	Common Stock	Paid In Capital	Undivided Surplus	Income (Loss)	Shareholders' Equity
Balance at December 31, 2015	$10,000	$1,273,826	$21,193,916	$388,881	$22,866,623
Comprehensive income	—	—	1,764,530	(535,167)	1,229,363
Dividends paid	—	—	(1,638,080)	—	(1,638,080)
Balance at December 31, 2016	10,000	1,273,826	21,320,366	(146,286)	22,457,906
Comprehensive income	—	—	1,845,532	(311,602)	1,533,930
Dividends paid	—	—	(1,196,200)	—	(1,196,200)
Balance at December 31, 2017	$10,000	$1,273,826	$21,969,698	$(457,888)	$22,795,636

See accompanying notes to financial statements.

PEOPLES SOUTHERN BANK

Statements of Cash Flows

	For the Years Ended December 31,
	2017	2016
Cash Flows From Operating Activities
Net income	$1,845,532	$1,764,530
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	128,208	126,187
Provision for loan losses and overdraft losses	16,500	(77,000)
Deferred income tax provision	—	—
Net gain on sale of securities	(12,587)	(40,879)
Premium amortization, net of discount accretion	281,557	296,127
(Increase)/decrease in accrued income and other assets	(64,907)	(139,950)
Increase/(decrease) in accrued expenses, income tax payable, and other liabilities	(134,749)	122,028
Net Cash Flows Provided by Operating Activities	2,059,554	2,051,043
Cash Flows From Investing Activities
Net decrease in federal funds sold	(502,000)	(1,671,000)
Proceeds from sales and maturities of investment securities: available-for-sale	16,605,787	13,668,489
Proceeds from sale and maturities of investment securities: held-to-maturity	2,893,013	1,990,000
Proceeds from sale of other investments	11,311	—
Purchases of investment securities: available-for-sale	(20,743,483)	(19,201,212)
Purchase of investment securities: held-to-maturity	—	(742,000)
Net proceeds from sale of foreclosed land	78,312	—
Net (increase)/decrease in loans	(5,309,737)	(568,521)
Purchases of property and equipment	(90,366)	(14,723)
Net Cash Flows (Used) by Investing Activities	(7,057,163)	(6,538,967)
Cash Flows From Financing Activities
Net increase in demand and time deposits	9,085,213	6,668,348
Dividends paid	(1,196,200)	(1,638,080)
Net Cash Provided by Financing Activities	7,889,013	5,030,268
Net Increase in Cash and Due From Banks	2,891,404	542,344
Cash and Due From Banks, Beginning of Year	13,926,947	13,384,603
Cash and Due From Banks, End of Year	$16,818,351	$13,926,947
Other Required Disclosure:
Interest Paid During Year	$327,731	$325,679
Non-cash transfer of loans to foreclosed real estate	$—	$70,000

See accompanying notes to financial statements.

Notes to Financial Statements

For the Years Ended December 31, 2017 and 2016

Note 1 – Nature of Operations and Summary of Significant Accounting Policies

The accounting and reporting policies of Peoples Southern Bank (the Bank) are in accordance with Generally Accepted Accounting Principles and conform to general practices within the banking industry. The more significant of the principles used in preparing the financial statements are briefly described below.

Nature of Operations - The Bank operates under a state charter and provides a variety of banking services to individuals and businesses in Clanton, Chilton County and Central Alabama areas through its three branches. Its primary source of revenue is loans to customers who are primarily middle-income individuals and small to mid-sized businesses. As a state bank, the Bank is subject to regulation by the Alabama State Banking Department and the Federal Reserve Bank of Atlanta. The Bank undergoes periodic examinations by these regulatory authorities.

Principles of Consolidation - The accounts of PSB Bancshares, Inc. (the Corporation), a family owned corporation, which owns 100% of the Bank's stock are not included in these financial statements.

Estimates - The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

Employees of the Bank are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences and, accordingly, no liability has been recorded in the accompanying financial statements.

The Bank’s loans are generally secured by specific items of collateral, including real property, consumer assets and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Cash and Cash Equivalents - For the purpose of presentation in the Statements of Cash Flows, cash and cash equivalents are defined as cash and other liquid assets with a maturity of three months or less.

The bank maintains deposits in excess of the federal insurance amounts with other financial institutions.

See independent auditor’s report.

Note 1 – Summary of Significant Accounting Policies (continued)

Federal funds sold of $3,543,000 and $3,041,000 at December 31, 2017 and 2016, respectively, were invested in three financial institutions in each year.

Investment securities

Securities classified as held-to-maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in  general economic conditions. These securities are carried at cost, adjusted for amortization of premium and accretion of discount, computed using the interest method, over their contractual lives.

Securities classified as available-for-sale are equity securities with readily determinable fair values and those debt securities that the Company intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. These securities are carried at estimated fair value based on information provided by a third party pricing service with any unrealized gains or losses excluded from net income and reported in accumulated other comprehensive income (loss), which is reported as a separate component of shareholders' equity, net of the related deferred tax effect.

Dividend and interest income, including amortization of premium and accretion of discount arising at acquisition, from all categories of investment securities are included in interest income in the consolidated statements of income.

Gains and losses realized on sales of investment securities, determined using the adjusted cost basis of the specific securities sold, are included in noninterest income in the consolidated statements of income. Additionally, declines in the estimated fair value of individual investment securities below their cost that  are other-than-temporary are reflected as realized losses in the statements of income. Factors affecting the determination of whether an other-than-temporary impairment has occurred include, among other things, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near term prospects of the issuer, (iii) that the Company does not intend to sell these securities, and (iv) it is more likely than not that the Company will not be required to sell before a period of time sufficient to allow for any anticipated recovery in fair value.

Restricted stock is stock from the Federal Home Loan Bank of Atlanta (“FHLB”), the Federal Reserve Bank and the Atlantic Central Banker's Bank, which are restricted as to their marketability. Because no ready market exists for these investments and they have no quoted market value, the Bank's investment in these stocks are carried at cost. A determination as to whether there has been an impairment of a restricted stock investment is performed on a quarterly basis and includes a review of the current financial condition of the issuer.

Loans Receivable - Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off is reported at their unpaid outstanding principal adjusted for any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.

See independent auditor’s report.

Note 1 – Summary of Significant Accounting Policies (continued)

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

Discounts and premiums on purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.

The accrual of interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management’s periodic evaluation of the adequacy of the allowance is based on the Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, and current economic conditions.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

See independent auditor’s report.

Note 1 – Summary of Significant Accounting Policies (continued)

Other Real Estate Owned - Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate. The historical average holding period for such properties is twelve months.

Income Taxes - With the consent of its shareholder, the Corporation, the Bank elected to be taxed under Sub Chapter S of the Internal Revenue Code effective January 1, 1997. As such, shareholders pay tax on their pro rata share of federal taxable income of the Corporation. The Bank files a consolidated return for federal tax purposes. With the election of Sub S status, the Bank could no longer use the reserve method for loan and lease loss bad debt calculations; however, the Bank for tax purposes is required to use the direct write off method.

State excise taxes are based on the amounts reported in the statements adjusted by temporary timing differences between the basis of available-for-sale securities, allowances for loan and lease losses and accumulated depreciation. The deferred tax assets and liabilities represent future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The deferred taxes relate only to state excise taxes.

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Bank, effective January 1, 2009, accounts for uncertainty in income taxes recognized in its financial statements in accordance with ASC Topic 740, Income Taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Bank has not identified any significant income tax uncertainties through the evaluation of its income tax positions for the years ended December 31, 2017 and 2016, and has not recognized any liabilities for tax uncertainties as of December 31, 2017 and 2016.

The Bank’s policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense; such amounts were not significant during the years ended December 31, 2017 and 2016. The tax years subject to examination by the taxing authorities are, for federal and state purposes, the years ended December 31, 2016, 2015 and 2014.

Premises and Equipment – Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method.

Profit Sharing - Profit sharing costs are funded annually and reported as employee benefits.

Comprehensive Income – Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the shareholders' equity section of the balance sheet. Such items, along with net income, are components of comprehensive income.

See independent auditor’s report.

Note 1 – Summary of Significant Accounting Policies (continued)

Off-Balance-Sheet Financial Instruments - In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received. The Bank does not use these financial instruments for trading purposes.

Fair Value Measurement - Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Current accounting guidance establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The guidance describes three levels of inputs that may be used to measure fair value:

•	Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

•

Level 2 – Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

•	Level 3 – Significant unobservable inputs that reflect the Bank’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

See Note 14 for more information and disclosures relating to the Bank’s fair value measurements.

Advertising Costs - Advertising costs are expensed as incurred. The total annual advertising costs charged to expense for the years ended December 31, 2017 and 2016 were $37,477 and $36,244, respectively.

Compensated Absences - The Bank’s policy is to recognize the costs of compensated absences when actually paid to employees.

[Remainder of page intentionally left blank.]

See independent auditor’s report.

Note 2 – Investment Securities

The amortized cost of securities and their approximate fair values are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Estimated Market Value
December 31, 2017 - Available-for-Sale
Obligations of U.S. government agencies	$54,359,516	$17,574	$(455,770)	$53,921,320
US Treasury Notes and Bonds	7,071,833	1,310	(45,487)	7,027,656
Corporate bonds	1,867,434	13,987	—	1,881,421
Mortgage back securities	4,630,937	612	(75,049)	4,556,500
State, county & municipal securities	26,355,504	173,824	(120,726)	26,408,602
	$94,285,224	$207,307	$(697,032)	$93,795,499

December 31, 2017 - Held-to-Maturity
State, county & municipal securities	$2,848,480	$39,563	$(1,408)	$2,886,635
Certificates of deposit	3,191,721	283	(11,530)	3,180,474
Federal Reserve Bank of Atlanta	45,400	—	—	45,400
	$6,085,601	$39,846	$(12,938)	$6,112,509

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Estimated Market Value
December 31, 2016 - Available-for-Sale
Obligations of U.S. government agencies	$47,269,302	$138,799	$(189,652)	$47,218,449
US Treasury Notes and Bonds	10,581,632	20,387	(46,708)	10,555,311
Corporate bonds	1,941,624	16,168	(2,067)	1,955,725
Mortgage back securities	5,556,691	1,239	(115,645)	5,442,285
State, county & municipal securities	25,078,456	186,478	(165,455)	25,099,479
	$90,427,705	$363,071	$(519,527)	$90,271,249

December 31, 2016 - Held-to-Maturity
State, county & municipal securities	$5,743,315	$112,702	$(4,548)	$5,851,469
Certificates of deposit	3,191,485	9,792	(922)	3,200,355
Federal Reserve Bank of Atlanta	45,400	—	—	45,400
	$8,980,200	$122,494	$(5,470)	$9,097,224

The amortized cost and estimated market value of investment securities at December 31, 2017, by contractual maturities, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

See independent auditor’s report.

Note 2 – Investment Securities (continued)

	Securities Available-for-Sale
	Amortized Cost	Estimated Market Value
Due in one year or less	$20,635,602	$20,636,492
Due after one through five years	56,358,894	56,052,599
Due after five through ten years	17,290,728	17,106,408
	$94,285,224	$93,795,499

	Securities Held-to-Maturity
	Amortized Cost	Estimated Market Value
Due in one year or less	$2,538,584	$2,558,758
Due after one through five years	3,501,617	3,508,351
Due after ten years	45,400	45,400
	$6,085,601	$6,112,509

Investment securities with a carrying value of $29,051,770 and $31,631,694 at December 31, 2017 and 2016, respectively, were pledged as collateral for public funds and other purposes.

There were gross realized gains in the amount of $1,781 and $32,685; and gross realized losses on sales of securities available-for-sale of ($81) and ($1,714) during the years ended December 31, 2017 and 2016, respectively. There were gross realized gains in the amount of $10,887 and $-0-; and no gross realized losses on sales of securities held-to-maturity during the years ended December 31, 2017 and 2016, respectively.

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis and more frequently when economic or market concerns warrant such evaluation. Consideration is given to:

(1) the length of time and extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for an anticipated recovery in fair value.

[Remainder of page intentionally left blank.]

See independent auditor’s report.

Note 2 – Investment Securities (continued)

Information pertaining to securities with gross unrealized losses at December 31, 2017 and 2016, aggregated by investment category and length of time that individual securities have been in a continuous loss position are as follows:

	Less than 12 Months		12 Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses

December 31, 2017
Obligations of U.S. Government agencies	$27,523,264	$247,956	$—	$—	$27,523,264	$247,956
US Treasury notes	5,502,578	45,487	16,219,283	207,815	21,721,861	253,302
Corporate bonds	—	—	—	—	—	—
Mortgage backed securities	2,444,952	6,630	2,096,386	68,419	4,541,338	75,049
Certificates of Deposit	1,220,695	6,305	242,774	5,226	1,463,469	11,531
State, county & municipal securities	8,948,990	117,407	200,496	4,727	9,149,486	122,134
	$45,640,479	$423,785	$18,758,939	$286,187	$64,399,418	$709,972

December 31, 2016
Obligations of U.S. Government agencies	$18,168,193	$189,652	$—	$—	$18,168,193	$189,652
US Treasury notes	4,505,235	46,708	—	—	4,505,235	46,708
Corporate bonds	577,821	2,067	—	—	577,821	2,067
Mortgage backed securities	4,388,756	115,645	—	—	4,388,756	115,645
Certificates of Deposit	492,078	922			492,078	922
State, county & municipal securities	9,899,951	170,003	—	—	9,899,951	170,003
	$38,032,034	$524,997	$—	$—	$38,032,034	$524,997

In analyzing an issuer’s financial condition, management considered whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities until maturity, or the foreseeable future if classified as available-for-sale, no declines are deemed to be other-than-temporary.

See independent auditor’s report.

Note 3 – Loans

The components of loans in the statement of financial position were as follows at December 31:

	2017	2016
Tax exempt real estate and commercial loans	$3,766,939	$1,266,162
Commercial loans, including real estate	28,563,220	26,706,009
Consumer loans, including real estate	25,565,878	24,889,794
Other loans	1,193,457	924,804
Subtotal	59,089,494	53,786,769
Allowance for loan losses	(1,036,162)	(1,041,768)
Allowance for overdraft losses	(12,163)	(11,904)
	$58,041,169	$52,733,097

At December 31, 2017 and 2016, the total recorded investment in loans on nonaccrual amounted to approximately $142,703 and $46,119, respectively, and the total recorded investment in loans past due and still accruing interest was $1,692,177 and $1,301,187, respectively.

At December 31, 2017 and 2016, the Bank had $499,002 and $435,626, respectively, recorded as impaired loans; therefore, $2,273 and $40,400, respectively, of loan loss reserves related to impaired loans and interest income on impaired loans. During 2017 and 2016, the average recorded investment in impaired loans was $45,364 and $54,453, respectively.

The allowance for credit losses is determined based on (1) historical experience by loan type, (2) regional and local economic conditions, and (3) estimated future undiscounted cash flows. Loans are classified under the following portfolio segments: (1) commercial, (2) real estate, (3) individual loans for household or other, and (4) other.

Commercial loan risk characteristics comprise of the industry and region in which the borrower operates and the borrower’s credit standing. Real estate loans risk characteristics comprise of the estimated market value of the underlying property relative to the outstanding loan balance and the term of the loan. Individual loans for the household or other risk characteristics comprise of individual credit bureau FICO scores and the purpose for which the loan proceeds are applied. At December 31, 2017, 23% of the loan portfolio consisted of loans to churches.

[Remainder of page intentionally left blank.]

See independent auditor’s report.

Note 3 – Loans (continued)

The following is a summary of the activity in allowance for credit losses at December 31:

	2017	2016
Commercial, other than real estate Balance, beginning of year	$62,562	$57,467
Additions charged to operations	26,650	38,717
Write-downs	(31,130)	(47,864)
Recovery of amounts previously charged off	15,239	14,242
Balance, End of Year	$73,321	$62,562
Consumer, other than real estate
Balance, beginning of year	$160,796	$152,609
Additions charged to operations	5,280	49,434
Write-downs	(46,831)	(54,530)
Recovery of amounts previously charged off	28,834	13,283
Balance, End of Year	$148,079	$160,796
Real estate, commercial and consumer Balance, beginning of year	$681,191	$823,059
Additions charged to operations	80,143	(189,010)
Write-downs	(115,783)	(95,446)
Recovery of amounts previously charged off	64,542	142,588
Balance, End of Year	$710,093	$681,191
Tax Exempt
Balance, beginning of year	$6,329	$9,112
Additions charged to operations	8,739	(2,783)
Balance, End of Year	$15,068	$6,329
Other
Balance, beginning of year	$142,794	$116,152
Additions charged to operations	(37,494)	26,642
Write-downs	(6,483)	—
Recovery of amounts previously charged off	2,947	—
Balance, End of Year	$101,764	$142,794
Total allowance for credit losses	$1,048,325	$1,053,672

[Remainder of page intentionally left blank.]

See independent auditor’s report.

Note 3 – Loans (continued)

Of the foregoing balances in allowance for credit losses at December 31, the following applies:

	2017	2016
Recorded Investment in Related Financing Receivables
Commercial, other than real estate	$5,130,957	$4,250,054
Consumer, other than real estate	6,783,471	6,843,821
Real estate	42,338,637	40,818,410
Tax exempt	3,766,939	1,266,162
Other	1,069,490	608,322
Total	$59,089,494	$53,786,769
Individually Evaluated for Impairment
Consumer, other than real estate	$—	$1,450
Real estate	499,002	434,176
Total	$499,002	$435,626
Collectively Evaluated for Impairment
Commercial, other than real estate	$5,130,957	$4,250,054
Consumer, other than real estate	6,783,471	6,842,371
Real estate	41,839,635	40,384,234
Tax exempt	3,766,939	1,266,162
Other	1,069,490	608,322
Total	$58,590,492	$53,351,143

Loans that were restructured, as part of debt restructuring, that are in compliance with their modified terms and not included in either past due or nonaccrual status at December 31, 2017, are as follows:

Construction	$47,951
Non-residential real estate	43,450
Total	$91,401

[Remainder of page intentionally left blank.]

See independent auditor’s report.

Note 3 – Loans (continued)

The Bank takes into account that external and internal credit ratings are used along with other factors to assign a grade to each loan individually as indicators to monitor the credit quality. Credit ratings are reviewed quarterly as part of the allowance for loan loss calculation. The grades are as follows: (1-5) Average risk, (6) Special Mention, (7) Substandard, (8) Doubtful, and (9) Loss.

The following is an analysis of the record investment in loans by credit quality indicator at December 31:

	2017	2016
Commercial
Average risk	$5,106,134	$4,233,300
Watch	24,823	16,754
Balance, End of Year	$5,130,957	$4,250,054

Real Estate
Average risk	$41,443,623	$40,101,049
Watch	437,031	192,477
Substandard	457,983	524,884
Balance, End of Year	$42,338,637	$40,818,410

Individual Loans for Household or Other
Average risk	$6,721,045	$6,754,083
Watch	36,784	56,141
Substandard	25,642	33,597
Balance, End of Year	$6,783,471	$6,843,821

Tax Free
Average Risk	$3,766,939	$1,266,162
Balance, End of Year	$3,766,939	$1,266,162
Other
Average Risk	$1,069,490	$608,322
Balance, End of Year	$1,069,490	$608,322
Total Balance, End of Year	$59,089,494	$53,786,769

Loans receivable are placed on a nonaccrual status when they become 90 days past due. Upon suspension of the accrual of interest, interest income is subsequently recognized to the extent cash payments are received. Accrual of interest is resumed when loans are removed from nonaccrual status. Loans receivables are charged against the allowance for credit losses when they are deemed to be uncollectable.

See independent auditor’s report.

Note 3 – Loans (continued)

The following is an aging analysis of loans on nonaccrual status at December 31:

	2017	2016
Commercial Real Estate
90 days or more past due	$48,329	$18,328
Consumer Real Estate
90 days or more past due	94,374	27,791
Total	$142,703	$46,119

Note 4 – Allowance for Loan Losses

Changes in the allowance for loan losses were as follows at December 31:

	2017	2016
Balance, beginning of year	$1,041,768	$1,147,236
Provision for loan losses	—	(95,000)
Recoveries	83,725	155,870
Loans charged off	(89,331)	(166,338)
Balance, End of Year	$1,036,162	$1,041,768

Note 5 – Premises and Equipment

Components of premises and equipment included in the statement of condition were as follows at December 31:

	2017	2016
Land	$655,016	$655,016
Premises and leasehold improvements	2,566,848	2,566,848
Furniture, fixtures & equipment	814,981	744,996
Automotive equipment	12,745	12,745
	4,049,590	3,979,605
Less: Accumulated depreciation and amortization	(2,365,446)	(2,257,619)
Premises & Equipment, net	$1,684,144	$1,721,986

For the years ended December 31, 2017 and 2016, depreciation expense was $128,208 and $126,187, respectively.

Note 6 – Deposits

As of December 31, 2017 and 2016, demand deposits reclassified as loans were $54,231 and $63,839, respectively. Allowances for losses related to these overdraft accounts were $12,163 and $11,904 at December 31, 2017 and 2016, respectively.

See independent auditor’s report.

Note 6 – Deposits (continued)

Scheduled maturities of CDs and other time deposits are as follows:

Year	Maturity Amount
2018	$26,294,881
2019	3,217,846
2020	1,801,105
2021	19,513
2022	179,905
$31,513,250

Certificate of deposits and other time deposits issued in denominations that meet or exceed the FDIC insurance limit of $250 thousand or more totaled $10,107,863 and $10,021,785 as of December 31, 2017 and 2016, respectively.

Note 7 – Employee Savings Plan

The Bank has a profit sharing plan covering employees who qualify as to age and length of service. The Bank makes annual contributions to the plan in an amount determined by the Board of Directors. The Bank has the right to modify, amend or terminate the Plan. The Bank expects to continue the Plan indefinitely. Profit sharing contributions for the years ended December 31, 2017 and 2016, were $18,000 and $18,000, respectively.

The Bank entered into a Deferred Compensation and Non-compete Agreement with a former Bank President to provide additional benefits upon retirement. The agreement provides additional supplement to monies received by the former President from the collective retirement plans of the Bank. The Bank agrees to pay a sum necessary to affect a retirement up to $2,000 per month and not to exceed $1,250. The agreement is for the shorter of his lifetime or fifteen (15) years from the date of retirement. Deferred compensation expense for each of the years ended 2017 and 2016, was $14,400. In addition, in 1995,  the Bank implemented a Cafeteria Plan and a 401(k) Plan for the benefit of its employees. Full time employees are immediately eligible for the Cafeteria Plan, which includes daycare, medical, hospitalization, and long-term disability coverage. Full time employees with one year of service are eligible for the 401(k) plan. The Bank matches up to fifty percent (50%) of employee contributions up to a maximum of 7% of the employee’s compensation. Expense related to these benefit plans was $43,126 for 2017 and $40,365 for 2016.

During 2007, the Bank entered into an Employment, Deferred Compensation and Non-compete Agreement with its current President and Chief Executive Officer. The agreement (effective November 26, 2007 through November 30, 2010) has automatic extensions beginning one year from the date of commencement of the term and on each anniversary date thereafter for an additional one year period so that the remaining term of this agreement shall be three years from each anniversary date unless with respect to any such one year extension; either party shall notify the other party in writing, not less than thirty days prior to such anniversary date, that he or the Bank desires to terminate this agreement as of the end of the term then in effect. The agreement addresses salary, various active benefits and termination (non-compete terms and deferred compensation).

See independent auditor’s report.

Note 8 – Income Taxes

The Bank files a consolidated federal income tax return with its parent company, PSB Bancshares, Inc. (which is not covered under the scope of this audit). Effective January 1, 1997, the Bank elected S Corporation status for federal income tax purposes. The Bank remains subject to excise tax filings with the State of Alabama. During year 2000, the Board adopted a tax allocation policy to effect that tax methods be employed to give the parent company and the Bank equitable treatment. Such treatment will insure that the Bank will not pay tax greater than that it would owe if filing as a separate entity. The current provision represents the anticipated liability for State Excise tax of the Bank as of December 31, 2017 and 2016.

The benefit (provision) for income taxes consisted of the following for the years ended December 31:

	2017	2016
Current tax expense - State of Alabama	$78,306	$69,516
Total	$78,306	$69,516

The provision for income taxes differs from that computed by applying statutory rates to income before tax provisions as indicated in the following analysis:

	2017	2016
State statutory income tax at 6.5%	$121,735	$114,695
Effects of differences in book and tax depreciation	(3,714)	(5,136)
Effect of differences in accounting for loan losses	—	(6,175)
Other	(39,715)	(33,868)
Total	$78,306	$69,516

Deferred tax assets and liabilities are included in “other assets” and “deferred income tax liability” on the statement of condition. For 2017, total deferred tax benefit total $31,832, and consist primarily unrealized loss on market value of the investments. For 2016, the deferred tax benefit total $10,170 consists primarily of the unrealized loss on the market value of the investments.

Note 9 – Concentration of Credit Risk

The Bank grants real estate, commercial and consumer loans to customers primarily in Clanton, Alabama. Although the Bank has a diversified loan portfolio, significant concentrations include loans collateralized by improved and undeveloped commercial and residential real estate, as well as loans to customers in the manufacturing, service and retail industries.

Practically all of the Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. Practically all such customers are depositors of the Bank. Investments in state and municipal securities also include governmental entities within the Bank's market area. The concentrations of credit by type of loan are set forth in Note 3.

See independent auditor’s report.

Note 9 – Concentration of Credit Risk (continued)

Banking regulations require that banks maintain a percentage of their deposits as reserve in cash or on deposit with the Federal Reserve Bank. As of December 31, 2017 and 2016, the Bank’s cash reserves were within the reserve requirement.

The Bank maintains amounts due from banks, which may exceed federally funded insured limits. The Bank has not experienced any losses in such accounts.

Note 10 – Related Parties

The Bank has entered into transactions with certain employees, directors, executive officers, and their shareholders. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Loans to employees had outstanding balances of approximately $309,163 and $361,725 at December 31, 2017 and 2016, respectively. Officers and bank directors had deposit balances of approximately $2,058,001 and $1,958,963 at December 31, 2017 and 2016, respectively. Loans to bank directors and employees had the following outstanding balances

	Beginning Balance	New Loans	Repayments	Adjustments	Ending Balance
Directors	$15,426	$27,500	$(15,426)	$—	$27,500
Employees	361,725	71,887	(124,449)	—	309,163
Total	$377,151	$99,387	$(139,875)	$—	$336,663

A board member is also engaged by the Bank as its tax accountant. The amount accrued for services was $74,400 and $37,200 for the years ended December 31, 2017 and 2016, respectively. Total expenses related to these services were $74,400 and $37,200 in 2017 and 2016, respectively.

Note 11 – Financial Instruments with Off-Balance-Sheet Risk

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit.

Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statement of condition. The Bank's exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on- balance-sheet instruments.

At December 31, 2017 and 2016, unused commitments under lines of credit aggregated approximately $4,350,562 and $4,647,476, respectively. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, residential real estate, and income-producing commercial properties.

See independent auditor’s report.

Note 11 – Financial Instruments with Off-Balance-Sheet Risk (continued)

The Bank had approximately $14,795 and $14,795 in irrevocable standby letters of credit outstanding in each year ending December 31, 2017 and 2016, respectively. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The collateral varies but may include accounts receivable, inventory, property, plant and equipment, and residential real estate for those commitments for which collateral is deemed necessary.

Note 12 – Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Federal Reserve Bank of Atlanta. Failure to meet minimum regulatory capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain other off-balance-sheet items as calculated under regulatory accounting practices.

The Bank’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2017, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2017, the most recent notification from the Federal Reserve Bank categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

See independent auditor’s report.

Note 12 – Regulatory Capital (continued)

The Bank’s actual capital amounts and ratios are also presented in the table below:

			For Capital		To Be Well-Capitalized Under Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2017
Total capital (to risk weighted assets)	$23,298,000	28.26%	$6,594,240	8.00%	$8,242,800	10.00%
Tier I capital (to risk weighted assets)	22,268,000	27.02%	3,297,120	4.00%	4,945,680	6.00%
Tier I capital (to average assets)	22,268,000	12.47%	7,142,280	4.00%	8,927,850	5.00%

As of December 31, 2016
Total capital (to risk weighted assets)	23,482,000	30.18%	6,225,280	8.00%	7,781,600	10.00%
Tier I capital (to risk weighted assets)	22,508,000	28.92%	3,112,640	4.00%	4,668,960	6.00%
Tier I capital (to average assets)	22,508,000	13.11%	6,866,840	4.00%	8,583,550	5.00%

Note 13 – Fair Value of Financial Instruments

The estimated fair values of the Bank’s financial instruments are as follows, at December 31:

	2017		2016
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets
Cash and cash equivalent	$16,818,351	$16,818,351	$13,926,947	$13,926,947
Federal funds sold	3,543,000	3,543,000	3,041,000	3,041,000
Investment securities	99,835,700	99,862,567	99,206,049	99,323,073
Loans	58,041,169	58,041,169	52,733,097	52,733,097
Accrued interest	713,527	713,527	693,371	693,371
Other assets, including
other real estate owned	—	—	545,564	545,564
Federal Reserve Bank of Atlanta, stock	45,400	45,400	45,400	45,400
Financial Liabilities
Deposits	158,165,899	158,165,899	149,080,686	149,080,686
Accrued interest	25,273	25,273	21,485	21,485

The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:

See independent auditor’s report.

Note 13 – Fair Value of Financial Instruments (continued)

Cash and short-term instruments. The carrying amounts of cash and short-term instruments approximate their fair value.

Available-for-sale and held-to-maturity securities. Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.

Federal Reserve Bank of Atlanta, stock. The carrying amounts for the Federal Reserve stock approximate their fair value.

Loans receivable. For variable-rate loans that change in price frequently and have no significant change in credit risk; fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit-card loans and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash  flow analyses or underlying collateral values, where applicable.

Deposit liabilities. The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and CDs approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Accrued interest. The carrying amounts of accrued interest approximate their fair values.

See independent auditor’s report.

Note 14 – Fair Value Measurements

For financial assets measured at fair value on a recurring basis, the fair value measurements by level with the fair value hierarchy used as follows:

	Fair Value Measurements	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
At December 31, 2017
Assets and Liabilities Measured at Fair Value on a Recurring Basis: Securities: available-for-sale	$93,795,458	$—	$93,795,458	$—
Assets and Liabilities Measured at Fair Value on a Non-recurring Basis: Collateral-dependent impared loans, net of specific reserves	496,729	—	—	496,729

At December 31, 2016
Assets and Liabilities Measured at Fair Value on a Recurring Basis: Securities: available-for-sale	90,271,249	—	90,271,249	—

Assets and Liabilities Measured at Fair Value on a Non-recurring Basis: Collateral-dependent impaired loans, net of specific reserves	395,226	—	—	395,226
Other real estate owned	70,000	—	—	70,000

The following is a description of the valuation methodologies used for instruments measured and/or disclosed at fair value:

Securities Available for Sale. The fair value is measured using the market value based on the quoted market prices, when available, or market prices provided by recognized broker dealers.

Collateral Dependent impaired loans. The fair value is measured for impairment using the fair value of the collateral. The carrying value was approximately $499,002 and $435,626 with a specific reserve of $2,273 and $40,400, respectively, as of December 31, 2017 and 2016.

Other Real Estate. The fair value is measured using market value of the real estate based upon comparable sales within the market area less any expense related to subsequent sale of such real estate.

See independent auditor’s report.

Note 14 – Fair Value Measurements (continued)

The table below sets forth a summary of changes in the fair value of the Bank’s Level 3 investment assets for the year ended December 31:

2017
Balance, beginning of year	$435,626
Net decrease in collateral dependent impaired loans	63,376
Balance, End of Year	$499,002
Other real estate, beginning of year	$70,000
Charge-offs and reclassification, net	(70,000)
Other Real Estate, End of Year	—
Total Balance End of Year	$499,002
2016
Balance, beginning of year	$1,156,681
Net increase in collateral dependent impaired loans	(721,055)
Balance, End of Year	$435,626
Other real estate, beginning of year	$—
Charge-offs and reclassification, net	70,000
Other Real Estate, End of Year	70,000
Total Balance, End of Year	$505,626

Note 15 – Subsequent Events

Peoples Southern Bank has evaluated subsequent events through March 22, 2018, the date the financial statements were available to be issued.

See independent auditor’s report.